CONTACT:
William E. Koziel
Chief Financial Officer
(847) 597-8803

FOR IMMEDIATE RELEASE

Così, Inc. Receives Nasdaq Notice of Minimum Bid Price
and Market Value of Listed Securities Non-Compliance

DEERFIELD, Ill., August 26, 2011 -- Così, Inc. (NASDAQ: COSI), the fast-casual restaurant company, today announced that it had received notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that, for the last 30 consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share required for continued inclusion on The Nasdaq Global Market under Nasdaq Listing Rule 5450(a)(1). The notification letter states that the Company will be afforded 180 calendar days, or until February 21, 2012, to regain compliance with the minimum bid price requirement. In order to regain compliance, shares of the Company’s common stock must maintain a minimum bid closing price of at least $1.00 per share for a minimum of ten consecutive business days. The notification letter has no effect at this time on the listing of the Company’s common stock on The Nasdaq Global Market. Cosi’s common stock will continue to trade on The Nasdaq Global Market under the symbol “COSI”.

If the Company does not regain compliance by February 21, 2012, Nasdaq will provide written notification to the Company that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel. Alternatively, the Company may be eligible for an additional grace period if it satisfies all of the requirements, other than the minimum bid price requirement, for initial listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5505. To avail itself of this alternative, the Company would need to submit an application to transfer its securities to The Nasdaq Capital Market.

Additionally, the Company received notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that, for the last 30 consecutive days, the market value of the Company’s  listed securities (“MVLS”) had closed below the minimum $50,000,000 required for continued inclusion on The Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A). The notification letter states that the Company will be afforded 180 calendar days, or until February 21, 2012, to regain compliance with the minimum MVLS requirement. In order to regain compliance, the Company must maintain a minimum MVLS of at least $50,000,000 for a minimum of ten consecutive business days. The notification letter has no effect at this time on the listing of the Company’s common stock on The Nasdaq Global Market. Cosi’s common stock will continue to trade on The Nasdaq Global Market under the symbol “COSI”.

If the Company does not regain compliance by February 21, 2012, Nasdaq will provide written notification to the Company that the Company’s common stock will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel. Alternatively, the Company may consider applying for a transfer to The Nasdaq Capital Market provided it satisfies the requirements for continued listing on that market.  To avail itself of this alternative, the Company would need to submit an application to transfer its securities to The Nasdaq Capital Market.

The Company intends to actively monitor the bid price for its common stock and the Company’s MVLS between now and February 21, 2012, and will consider all available options to resolve the deficiency and regain compliance with the Nasdaq minimum bid price and MVLS requirements.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast-casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants. Così's warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 80 Company-owned and 58 franchise restaurants operating in seventeen states, the District of Columbia and the United Arab Emirates. The Così® vision is to become America's favorite fast-casual restaurant by providing customers authentic, innovative, savory food.

The Così® menu features unique sandwiches, freshly tossed salads, melts, soups, , flatbread pizzas, Squagels®, breakfast wraps and other breakfast products, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“COSÌ”, “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries.  Copyright © 2011 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages or interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. Coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required governmental approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build-out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and, adverse economic conditions.  Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on the company's website at
http://www.getcosi.com  in the investor relations section.